Exhibit 99.1

Ares Commercial Real Estate Corporation Announces Leadership Transition on its Board of Directors

William Benjamin, Head of Ares Real Estate Group, Appointed Chairman of the Board

Chairman Robert Rosen to Step Down

NEW YORK — February 22, 2018 — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced today that William Benjamin, Head of the Ares Real Estate Group, has been appointed as a Director and Chairman of the Board of Directors.  Robert Rosen has decided to step down from his position as a Director and Chairman of the Board.  Mr. Rosen has served as a Director since ACRE’s initial public offering in 2012, Chairman since 2014 and previously served as interim Co-Chief Executive Officer from 2015 to 2017.

Mr. Benjamin is a Partner and Head of Ares Real Estate Group and a member of the Management Committee of Ares Management, L.P. (NYSE:ARES), whose subsidiary is the external manager of ACRE.  In 2013, Mr. Benjamin joined Ares Management through its acquisition of AREA Property Partners, where he was a Senior Partner. Mr. Benjamin joined the predecessor of AREA Property Partners from Bankers Trust Corp in 1995, where he worked in the Real Estate Finance Group since 1986. Mr. Benjamin graduated from Harvard with a Bachelor of Arts degree and holds a Master of Business Administration degree from University of Pennsylvania, Wharton School.

“Given his extensive real estate investing experience, leadership position at Ares and significant involvement with ACRE, we are thrilled to have Bill’s strategic vision and expertise on the Board, which we expect will further enhance the collaboration and synergistic benefits ACRE receives from the Ares platform,” said Michael Arougheti, Chief Executive Officer and President of Ares Management and Director of ACRE. “On behalf of the Board of Directors, I would like to express my sincere gratitude to Rob for all of his outstanding leadership over the years.  Rob has led the company by example during his tenure, demonstrating great vision and a strong dedication to delivering value for our shareholders.”

“I have worked alongside the management team at ACRE for many years and am honored to accept the role as Chairman,” said Mr. Benjamin. “ACRE is the cornerstone of our real estate debt platform and I look forward to applying my real estate experience and expertise to further enhance the growth prospects for the company under Jamie Henderson’s leadership.”

“It has been a great privilege to serve on the Board, and later as Chairman and interim Co-CEO,” said Mr. Rosen. “I believe this is the right moment for the Head of our Real Estate Group to become ACRE’s Chairman in order to more closely align the company with the rest of the Ares real estate platform.  I am confident in Bill’s ability to lead the Board and continue in Ares’ tradition of creating value for its shareholders and valued partners.  I wish the management team and the Directors all the best as they embark on this next chapter in ACRE’s growth.”

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in originating and investing in commercial real estate loans and related investments. Through its national direct origination platform, the Company provides a broad offering of flexible and reliable financing solutions for commercial real estate owners and operators. The Company originates senior mortgage loans, as well as subordinate financings, mezzanine debt and preferred equity, with an emphasis on providing value added financing on a variety of properties located in liquid markets across the United States. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

Forward-Looking Statements

Statements included herein, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or Ares Commercial Real Estate Corporation’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the risks described from time to time in its filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this press release and Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein.

Media:

Mendel Communications

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

or

Investor Relations:

Ares Commercial Real Estate Corporation

Carl Drake or Veronica Mendiola

888-818-5298

iracre@aresmgmt.com